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                                                                    EXHIBIT 11.1


                           EDEN BIOSCIENCE CORPORATION
                   STATEMENT RE: COMPUTATION OF PER SHARE LOSS
        FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2001 AND 2002

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BASIC AND DILUTED NET LOSS PER SHARE:

  COMPUTATIONS FOR THREE MONTHS ENDED:
                                               Three Months Ended June 30, 2001           Three Months Ended June 30, 2002
                                            --------------------------------------     --------------------------------------
                                              Shares Outstanding                         Shares Outstanding
                                            -----------------------                    -----------------------
                                                          Weighted                                   Weighted
                                              Total       Average                        Total       Average
                                            ----------   ----------                    ----------   ----------
  Net loss                                                            $ (7,869,775)                              $ (4,709,684)
  Common stock shares outstanding at
    beginning of period                     23,927,346   23,927,346                    24,217,640   24,217,640
      Issued during the period:
        Exercise of warrants                    11,839        1,041                             -            -
        Exercise of stock options               20,133       13,429                         1,000          450
        Exercise under employee stock
          purchase plan                         18,029       11,887                        29,682       19,897
                                            ----------   ----------                    ----------   ----------
          Shares outstanding at end
            of period                       23,977,347   23,953,703     23,953,703     24,248,322   24,237,987     24,237,987
                                            ==========   ==========   ------------     ==========   ==========   ------------
   Basic and diluted net loss per share                               $      (0.33)                              $      (0.19)
                                                                      ============                               ============


   COMPUTATIONS FOR SIX MONTHS ENDED:
                                                Six Months Ended June 30, 2001             Six Months Ended June 30, 2002
                                            --------------------------------------     --------------------------------------
                                              Shares Outstanding                         Shares Outstanding
                                            -----------------------                    -----------------------
                                                          Weighted                                   Weighted
                                              Total       Average                       Total        Average
                                            ----------   ----------                    ----------   ----------
  Net loss                                                            $(10,340,296)                              $(10,214,401)
  Common stock shares outstanding at
    beginning of period                     23,894,680   23,894,680                    24,099,944   24,099,944
      Issued during the period:
        Exercise of warrants                    11,839          523                             -            -
        Net effect of exercise of
          stock options                         52,799       29,934                       118,696       92,563
        Exercise under employee stock
          purchase plan                         18,029        5,976                        29,682       10,003
                                            ----------   ----------                    ----------   ----------
          Shares outstanding at end
            of period                       23,977,347   23,931,113     23,931,113     24,248,322   24,202,510     24,202,510
                                            ==========   ==========   ------------     ==========   ==========   ------------
   Basic and diluted net loss per share                                    $ (0.43)                                   $ (0.42)
                                                                      ============                               ============
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